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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 dated May 5, 1999) and related Prospectus of Ticketmaster Online-CitySearch, Inc. for the registration of 678,203 shares of its common stock of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Ticketmaster Online-CitySearch, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Los Angeles, California
May 3, 1999